                                                                 EXHIBIT 99(h-1)


                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT


       THIS AGREEMENT is made as of this ___ day of February, 2000, by and between Lend Lease Funds, a Delaware business trust (the "Trust"), and Sunstone Financial Group, Inc., a Wisconsin corporation (the "Administrator").

       WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of beneficial interests (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

       WHEREAS, the Trust and the Administrator desire to enter into an agreement pursuant to which the Administrator shall provide administration and fund accounting services to such investment portfolios of the Trust as are listed on Schedule A hereto and any additional investment portfolios the Trust and Administrator may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

       NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1.     APPOINTMENT

       The Trust hereby appoints the Administrator as administrator and fund accountant of the Funds for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.


2.     SERVICES AS ADMINISTRATOR

       (a) Subject to the direction and control of the Trust's Board of Trustees and utilizing information provided by the Trust and its agents, the Administrator will provide the services listed on Schedule B hereto. The duties of the Administrator shall be confined to those expressly set forth therein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

       (b) The Trustees of the Trust shall cause the officers, investment adviser, legal counsel, independent accountants, transfer agent, custodian and other service providers for the Funds to cooperate with the Administrator and to provide the Administrator with such information, documents and advice relating to the Funds and the Trust as requested by the Administrator, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, the Administrator shall be entitled to rely, and shall be held harmless by the Trust when acting in reliance (without investigation or verification) upon the instruction, advice, information or any documents



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relating to the Funds or the Trust provided to the Administrator by an officer or representative of the Funds or by any of the aforementioned persons. The Administrator shall be entitled to rely on any document that it reasonably believes to be genuine and to have been signed or presented by the proper party. Fees charged by such persons shall be an expense of the Trust. The Administrator shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Trust until receipt of written notice thereof from the Trust.

       (c) To the extent required by Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Trust pursuant to its duties hereunder are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Subject to the terms of Section 6, and where applicable, the Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records described in Schedule B which are maintained by the Administrator for the Trust.

       (d) In determining security valuations, the Administrator employs one or more pricing services to determine valuations of portfolio securities for purposes of calculating net asset values of the Funds provided the use of each such service has been approved by the Board of Trustees and such use is consistent with such security valuation procedures as may be in effect from time to time for the Trust. The Administrator shall identify to the Trust and the Board of Trustees any such pricing service(s) utilized on behalf of the Trust subject to compliance with such securities valuation procedures as may be in effect from time to time and subject to the supervision of the Board of Trustees, the Administrator is authorized to rely on the prices provided by such service(s) or by the Funds' investment adviser(s) or other authorized representatives of the Funds, and shall not be liable for losses to the Trust, its securityholders or otherwise as a result of its reliance on the valuations provided by the approved pricing service(s) or representatives or its reliance on security valuation procedures established by the Trust.

       (e) The Trust's Board of Trustees and the Funds' investment adviser have and retain primary responsibility for all compliance matters relating to the Funds including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information. Sunstone's monitoring and other functions hereunder shall not relieve the Board and the investment adviser of their primary day-to-day responsibility for assuring such compliance.

3.     FEES; DELEGATION; EXPENSES

       (a) In consideration of the services rendered pursuant to this Agreement, the Trust will pay the Administrator a fee, computed daily and payable monthly, plus out-of-pocket expenses, each as provided in Schedule C hereto. Fees shall be paid by each Fund at a rate that would aggregate at least the applicable minimum fee for each Fund.

       (b) For the purpose of determining fees payable to the Administrator, net asset value shall be computed in accordance with the Trust's current Prospectuses, Statements of Additional Information, the Trust's Declaration of Trust, as amended, and the resolutions of the Trust's Board of Trustees. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon



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any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Trust be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable.

       (c) The Administrator will bear all expenses incurred by it in connection with the performance of its services under Section 2, except as otherwise provided herein. The Administrator shall not be required to pay or finance any costs and expenses incurred in the operation of the Funds, including, but not limited to: taxes; interest; brokerage fees and commissions; salaries, fees and expenses of officers and Trustees (except in the case of Trustees and officers who are employees of the Administrator, their salaries and benefits as employees of the Administrator); Commission fees and state Blue Sky fees; advisory fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents and other service providers; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; taxes and fees payable to federal, state and other governmental agencies; preparation, typesetting, printing, proofing and mailing of prospectuses, statements of additional information, supplements, notices and proxy materials for regulatory purposes and for distribution to current shareholders; preparation, typesetting, printing, proofing and mailing and other costs of shareholder reports; expenses in connection with the electronic transmission of documents and information including electronic filings with the Securities and Exchange Commission (the "Commission") and the states; research and statistical data services; expenses incidental to holding meetings of the Fund's shareholders and Trustees; fees and expenses associated with internet, e-mail and other related activities; and extraordinary expenses. Expenses incurred for distribution of shares, including the typesetting, printing, proofing and mailing of prospectuses for persons who are not shareholders of the Trust, will be borne by the Funds' investment adviser, except for such expenses permitted to be paid by the Trust under a distribution plan adopted in accordance with applicable laws. Administrator shall not be required to pay any Blue Sky fees unless and until it has received the amount of such fees from the Trust.


4.     PROPRIETARY AND CONFIDENTIAL INFORMATION

       The Administrator agrees on behalf of itself, its employees and representatives to treat confidentially and as proprietary information of the Trust all records relative to the Funds' shareholders, and not to use such information for any purpose other than performance of its responsibilities and duties hereunder or exercising its rights hereunder. The Administrator agrees on behalf of itself, its employees and its representatives, to treat confidentially and as proprietary information, information relating to the Trust and its activities, the Trustees, Fund shareholders, and the Trust's other service providers acquired in the course of negotiating and performing this Agreement, and not to use such information for any purpose other than performance of its responsibilities and duties hereunder. In the case of any request or demand for the inspection or disclosure of such information by another party, the Administrator shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection or disclosure; provided, however, the Administrator may permit the inspection or make such disclosures without the approval of the Trust to any person in any case where it is advised by its counsel that it may be exposed to potential liability, loss or damage resulting from or relating to the failure to do so (the costs of counsel in considering the matter to be borne by the Trust). Notwithstanding anything herein to the contrary, the Administrator may disclose that the Trust has instructed it not to permit the inspection


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or make the disclosures or otherwise limited or restricted its ability to do so.
Records and information which have become known to the public through no wrongful act of the Administrator or any of its employees, agents or representatives, and information which was already in the possession of the Administrator prior to the receipt thereof shall not be subject to this paragraph.

5.     USE OF TRUST AND FUND NAMES

       The Administrator shall not use the name of the Trust or any Fund (other than for use in connection with performing its duties under the Agreement) in a manner not approved by the Trust prior thereto in writing; provided, however, that the approval of the Trust shall not be required for the use of the Trust's name or the name of any Fund in connection with performing its duties and obligations or exercising its rights under this Agreement or which is required by the Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority, provided, further, that in no event shall such approval be unreasonably withheld or delayed and that the foregoing shall not limit the ability of the Administrator or its affiliates to use Trust and Fund names pursuant to any agreement among them and the Trust.


6.     LIMITATION OF LIABILITY

       (a) The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from the Administrator's willful misfeasance, bad faith or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Furthermore, the Administrator shall not be liable for any action taken or omitted to be taken in accordance with written or oral instructions received by the Administrator from an officer or representative of the Trust.

       (b) The Administrator assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. The Administrator will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control.

       (c) In no event and under no circumstances shall the Administrator, its affiliates or any of its or their officers, directors, members, agents or employees be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

7.     TERM

       (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect with respect to each Fund until February __, 2001 (the "Initial Term"). Thereafter, if



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not terminated as provided herein, this Agreement shall continue automatically in effect as to each Fund for successive annual periods.

       (b) This Agreement may be terminated with respect to any one or more particular Funds without penalty after the Initial Term (i) upon mutual consent of the parties, or (ii) by either party upon not less than sixty (60) days' written notice to the other party (which notice may be waived by the party entitled to the notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Trust.

       (c) Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of a Fund or the Trust, the Administrator shall deliver the records of the Fund(s) and/or Trust as the case may be to the Trust or person(s) designated by the Trust at the Trust's cost and expense, and thereafter the Trust or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of the Trust or a Fund(s), and the Trust requests the Administrator to provide services in connection therewith, the Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree.


8.     NON-EXCLUSIVITY

       The services of the Administrator rendered to the Trust are not deemed to be exclusive. The Administrator may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time directors, officers and employees of the Administrator may serve as trustees, directors, officers and employees of other entities (including other investment companies), and that the Administrator or its affiliates may enter into other agreements with such other entities.


9.     GOVERNING LAW; INVALIDITY

       This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.


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10.    NOTICES

       Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Administrator shall be sent to Sunstone Financial Group, Inc., 207 East Buffalo Street, Suite 400, Milwaukee, WI, 53202, Attention:
Miriam M. Allison, with a copy to General Counsel, and notice to the Trust shall be sent to Lend Lease Funds, c/o Lend Lease Rosen Real Estate Securities, LLC, c/o Lend Lease Rosen Real Estate Securities, LLC, 1995 University Avenue, Suite 550, Berkeley, CA 94704, Attention: President.


11.    ENTIRE AGREEMENT

       This Agreement constitutes the entire Agreement of the parties hereto.


12.    TRUST LIMITATIONS

       This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

13.     COUNTERPARTS

       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                                LEND LEASE FUNDS
                                (the "Trust")

                                By:
                                   ----------------------------------------
                                       President


                                 SUNSTONE FINANCIAL GROUP, INC.
                                ("Administrator")


                                By:
                                   ----------------------------------------





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

                                        President




                                   SCHEDULE A
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.


                                  NAME OF FUNDS

                   Lend Lease U.S. Real Estate Securities Fund





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                                   SCHEDULE B
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.



                                    SERVICES


Subject to the direction and control of the Trust's Board of Trustees and utilizing information provided by the Trust and its agents, the Administrator will:

- provide office space, facilities, equipment and personnel to carry out its services hereunder;

- compile data for, prepare and file with respect to the Funds timely Notices to the Securities and Exchange Commission (the "Commission") required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports on Form N-SAR;

- assist in the preparation for execution by the Trust and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Trust's custodian or transfer agent, subject to review and approval of the Trust and the Trust's independent accountants;

- prepare the financial statements for the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the 1940 Act;

- prepare initial drafts of the Trust's Registration Statement on Form N-1A, and thereafter provide financial and Fund performance information for inclusion in Post-Effective Amendments to the Registration Statement for the Trust;

- determine and periodically monitor each Fund's income and expense accruals and cause all appropriate expenses to be paid from Trust assets on proper authorization from the Trust;

-   calculate daily net asset values and income factors of each Fund;

-   maintain all general ledger accounts and related subledgers;

- perform security valuations using pricing services or information provided by the investment adviser or sub-adviser;



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-   assist in the acquisition of the Trust 's fidelity bond required by the 1940
    Act, monitor the amount of the bond and make the necessary Commission filings related thereto;

- from time to time as the Administrator deems appropriate, check each Fund's compliance with the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information and monitor each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (but these functions shall not relieve the Trust 's investment adviser and sub-advisers, if any, of their primary day-to-day responsibility for assuring such compliance);

- maintain, and/or coordinate with the other service providers the maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the 1940 Act;

- prepare and/or file state securities registration compliance filings, with the advice of the Trust's legal counsel, in accordance with instructions from the Trust, which instructions will include the states to qualify in, the amounts of Shares to initially and subsequently qualify and the warning threshold to be maintained;

- develop with legal counsel and the secretary of the Trust an agenda for each board meeting and, if requested by the Trustees, attend board meetings, prepare minutes and provide reports relating to the Adminstrator's duties and its performance under this Agreement;

-   prepare Form 1099s for Trustees and other fund vendors;

- calculate dividend and capital gains distributions subject to review and approval by the Trust and its independent accountants; and

- generally assist in the Trust's administrative operations as mutually agreed to by the parties.

The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

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



                                   SCHEDULE C
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.




ASSET BASED FEES

-----------------------------------------------------------------------------------------------------------
NAME OF FUND                            AVERAGE NET ASSETS             BASIS POINTS           MINIMUM
------------                            ------------------             ------------         ANNUAL FEE
                                                                                            ----------
-----------------------------------------------------------------------------------------------------------
Lend Lease U.S. Real Estate       Up to $50 Million                       17.0                $68,750
Securities Fund
-----------------------------------------------------------------------------------------------------------
                                  $50 Million to $100 million              9.0
-----------------------------------------------------------------------------------------------------------
                                  $100 Million to $250 Million             8.0
-----------------------------------------------------------------------------------------------------------
                                  $250 Million to $500 Million             5.0
-----------------------------------------------------------------------------------------------------------
                                  Over $500 Million                        3.0
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

The minimum annual fee is subject to an annual escalation of five percent (5%), which escalation shall be effective commencing one year from the effective date of each Fund and the corresponding date each year thereafter. No amendment of this Schedule B shall be required with each escalation. The foregoing fee schedule assumes two classes of shares for each Fund and a fiscal year of January 31. Additional fees shall apply when adding any additional Fund(s) and/or classes including compensation for the Administrator's services in connection with the organization and registration of the new Fund(s) or classes. The Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree in writing.

There shall be a 25% reduction of the minimum annual fee until August __, 2000, and a 10% reduction of the minimum annual fee for the six-month period ending February __, 2001, until the earlier of 12 months or the Fund's assets reach $25 million in total assets.


OUT-OF-POCKET AND OTHER RELATED EXPENSES

The Trust shall also pay/reimburse the Administrator's out-of-pocket and other expenses actually incurred in connection with the performance of its duties hereunder. Out-of-pocket expenses include, but are not limited to, those for travel, lodging and meals related to attending Board meetings and other travel requested by the Trust, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Funds' other service providers, brokers, dealers and depositories, fees and expenses of pricing services, fees of research services including Lexis/Nexis, Morningstar and Lipper,


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NASDAQ and other service interface fees, EDGAR related fees, long distance telephone charges, and photocopying, faxes, postage and overnight delivery expenses. Out-of-pocket expenses do not include salaries and benefits or the Adminstrator's employees.

EDGAR FILING PRODUCTION MANAGEMENT FEES

      Annual Registration Statements (e.g., 485)                              $1,000
      Follow-up filings to Annual Registration Statements,                    $  850
          excluding 497J (see below)
      Annual and Semiannual Reports (N30D)                                    $  650
      Quarterly Reports (N30B-2)                                              $  400
      Notice to Accompany SEC Registration Fees (24f-2)                       $  300
      Certification of No Change to Prospectus and/or SAI (497J)              $  300
      Certificate of Accounting of Securities (N17f-2)                        $  300
      Correspondence                                                          $  300

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